Exhibit 10.9

February 17, 2021

PRIVATE AND CONFIDENTIAL

Colombier Acquisition Corp.

Attn: Omeed Malik

590 Madison Ave 21st Fl.

New York, NY 10022

Dear Omeed Malik:

Capital Markets Advisor Letter

This letter agreement (“Agreement”) confirms the engagement of Farvahar Capital (“Farvahar”) by Colombier Acquisition Corp. (the “Company”) as a capital markets advisor to the Company in connection with its initial public offering (the “Transaction”) by the Company of up to 17,500,00 units (the “Units”) (each unit consisting of one share of the Company’s common stock (“Common Stock”) and one-third of one warrant to purchase one share of Common Stock (“Warrants”) pursuant to a registration statement on Form S-1 (“Registration Statement”).

The gross spread of the Transaction payable to the Company’s underwriters shall be 5.5% in the aggregate, which amount shall be earned upon the closing of the Transaction and payable in two parts: (i) 2.0% at the time of such closing (the “Initial Underwriting Fee”) and (ii) 3.5.0% upon consummation of the Company’s initial business combination (the “Deferred Underwriting Fee”). As consideration for Farvahar’s willingness to provide capital markets advice hereunder in connection with the Transaction, the Company shall cause the underwriter pay to Farvahar a nonrefundable cash fee equal to 25% of the Initial Underwriting Fee (the “Fee”). The Fee shall be paid on or about the closing date of the Transaction. Such payment shall be made to a bank account notified to the Company by Farvahar at least two business days prior to such closing date.

Subject to the next paragraph, if Farvahar becomes involved in any action, proceeding or investigation in connection with any matter contemplated in this Agreement, the Company shall reimburse Farvahar for its reasonable legal or other expenses as they are incurred by Farvahar. The Company agrees to indemnify and hold harmless Farvahar and each of its affiliates and their respective officers, directors, controlling persons, employees, agents, counsel and other advisors (collectively, “Indemnified Persons”) from and against any and all losses, claims (whether or not valid) or damages to which any such Indemnified Person may become subject in connection with any matter contemplated in this Agreement, any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, with one or more businesses or entities consummated by the Company (the “Initial Business Combination”), the Transaction contemplated hereby or the services rendered or to be rendered by Farvahar hereunder, except to the extent that any such loss, claim or damage shall be finally judicially determined by a court of competent jurisdiction to have resulted primarily from the fraud, gross negligence or willful misconduct of such Indemnified Person. If the foregoing indemnification is for any reason unavailable or insufficient to hold any Indemnified Person harmless other than by virtue of its fraud, gross negligence or willful misconduct, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim or damage in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Indemnified Person on other arising out of the matters contemplated by this Agreement. The Company further agrees that neither Farvahar nor any of its affiliates, or any of its or their respective officers, directors, controlling persons, employees or agents shall have any liability to the Company or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, claims (whether or not valid), damages, costs, fees, expenses, liabilities or equitable relief related to or arising out of Farvahar’s engagement or performance under this Agreement, the Initial Business Combination, the Transaction contemplated hereby or the services rendered or to be rendered by Farvahar hereunder, including, without limitation, related services and activities prior to the date hereof, except to the extent that any such losses, claims, damages, costs, fees, expenses or liabilities are finally determined (by a court of competent jurisdiction and after exhausting all appeals or in an arbitration conducted in accordance with this Agreement) to have resulted solely from the fraud, gross negligence or willful misconduct of Farvahar. Notwithstanding any provision in this Agreement to the contrary, in no event shall Farvahar be liable for any lost profits or consequential, special, indirect, exemplary, or punitive damages, even if it shall have been advised of the possibility of such damages. The Company agrees not to enter into any waiver, release or settlement of any claim (whether or not Farvahar or any other Indemnified Party is a formal party to such claim) in respect of which indemnification may be sought hereunder without the prior written consent of Farvahar.

Colombier Acquisition Corp. Page 2

Notwithstanding anything to the contrary herein, Farvahar agrees that (i) it does not have any right, title, interest or claim of any kind (each, a “Claim”) in or to any monies in the Company’s trust account (“Trust Account”) established in connection with the Transaction; (ii) it waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company hereunder; and (iii) it will not seek recourse against the Trust Account with respect to any Claim.

This Agreement and the engagement hereunder is not exclusive to either party with Farvahar free to perform services for other parties and the Company shall be free to engage placement agents or other advisors in connection with the Transaction or any Initial Business Combination; provided that any fees or other liabilities payable or accruing to such underwriters or additional advisors shall not affect the fees or consideration payable to Farvahar hereunder or any of the other terms of this engagement (including the indemnification obligations of the Company to Farvahar and its affiliates set forth above). No provision herein shall be deemed to create a partnership, joint venture or joint and several liability between Farvahar and such underwriters or additional advisors.

This Agreement shall terminate upon the date that is one year after the consummation of the Transaction; provided, however, that the provisions of this Agreement with respect to (i) any accrued and unpaid Fee, (ii) indemnification and contribution, (iii) waiver of claims against the Trust Account and (iv) governing law shall survive any such termination.

Colombier Acquisition Corp. Page 3

The Company acknowledges that Farvahar is acting in the capacity as capital markets advisor only and not an advisor as to financial, legal, tax, accounting or regulatory matters in any jurisdiction. The Company should consult with its own advisors concerning such matters and is responsible for making its own independent investigation and appraisal of the Transaction or any Initial Business Combination, and Farvahar has no responsibility or liability to the Company with respect to such matters.

The Company acknowledges and agrees that Farvahar’s engagement hereunder is not an agreement by Farvahar or any of its affiliates to underwrite or purchase any securities or otherwise provide any financing. The Company acknowledges and agrees that Farvahar is not a placement agent or underwriter for the Transaction.

The Company represents and warrants to Farvahar that it has all requisite power and authority to enter into this Agreement, to procure the payment of the Fee by any trust under its management, and to perform its obligations hereunder, and that the execution and performance of this Agreement will not involve a breach by the Company or any of its affiliates of any contractual, legal, regulatory or other obligation.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each party hereto hereby irrevocably waives all right to trial by jury in any suit, action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement and the transactions contemplated hereby or the actions of the parties in the negotiation, performance or enforcement hereof (an “Action”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of any New York State court or Federal court sitting in the Borough of Manhattan in New York City in respect of any such Action, agrees not to commence any such Action except in such courts, and irrevocably agrees that all claims in respect of any such Action may be heard and determined in such court (and any appellate court thereof). Each party hereto waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such Action brought in any such court, and any claim that such Action has been brought in any such court has been brought in an inconvenient forum. The Company agrees that a final judgment brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon the judgment. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Colombier Acquisition Corp. Page 4

In acknowledgment that the foregoing correctly sets forth the understanding reached by Farvahar and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding agreement as of the date indicated above.

Yours faithfully,

Farvahar Capital

By: /s/ Omeed Malik

Name: Omeed Malik

Title: Principal

Accepted and agreed as of

the date first written above:

Colombier Acquisition Corp.

By: /s/ Joseph Voboril

Name: Joseph Voboril

Title: CFO